UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2007

CHITTENDEN CORPORATION

(Exact name of Registrant as specified in charter)

Vermont	001-13769	03-0228404
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Burlington Square, Burlington, Vermont	05401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 660-1410

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On February 7, 2007, Chittenden Corporation (the “Company”) entered into an underwriting agreement with the underwriters named therein pursuant to which the Company issued $125,000,000 aggregate principal amount of its 5.80% Fixed Rate/Floating Rate Subordinated Notes due 2017 (the “Notes”). The Notes are governed by the terms of an Indenture dated February 14, 2007, between the Company and The Bank of New York Trust Company, N.A., as trustee. The Notes were sold pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-87586), as amended (the “Registration Statement”), and as supplemented by a preliminary prospectus supplement and a final prospectus supplement, each dated February 7, 2007, all as previously filed with the Securities and Exchange Commission. The Company is filing exhibits to the Registration Statement with this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated February 7, 2007, between the underwriters named therein and Chittenden Corporation.

4.1	Indenture dated February 14, 2007, between Chittenden Corporation and The Bank of New York Trust Company, N.A.

4.2	Form of Global Note.

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Trust Company, N.A., as trustee of the Notes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHITTENDEN CORPORATION

By:	/s/ Kirk W. Walters
Kirk W. Walters
Executive Vice President
and Chief Financial Officer

Date: February 14, 2007

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EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated February 7, 2007, between the underwriters named therein and Chittenden Corporation.

4.1	Indenture dated February 14, 2007, between Chittenden Corporation and The Bank of New York Trust Company, N.A.

4.2	Form of Global Note.

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Trust Company, N.A., as trustee of the Notes.

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